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                                                                    Exhibit 11.1

             STATEMENT REGARDING COMPUTATIONS OF EARNINGS PER SHARE

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
Year ended December 31, 1996:

   Net earnings ......................                                              $2,055,929
                                                                                    ==========

   Average number of
         common shares outstanding .......                     3,420,852
                                                               =========

   Net earnings per share                                                           $      .60
                                                                                    ==========


Year ended December 31, 1995:

      Net earnings ......................                                           $3,960,181
                                                                                    ==========

      Average number of
         common shares outstanding .......                     3,415,196
                                                               =========

      Net earnings per share ............                                                $1.16
                                                                                         =====


Year ended December 31, 1994:

   Net earnings ......................                                              $  344,708
                                                                                    ==========

   Average number of
         common shares outstanding .......                     3,415,262
                                                               =========

   Net earnings per share ............                                                   $ .10
                                                                                         =====
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